                                  EXHIBIT 99.1



FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
May 6, 2003                                          fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


            TOLL BROTHERS' RECORD 2nd QTR 2003 HOME BUILDING REVENUES
                        OF $601 MILLION RISE 12% VS 2002.
         ALL-TIME RECORD BACKLOG TOPS $2.2 BILLION, UP 25% VERSUS 2002.
     RECORD 2nd QTR CONTRACTS OF $927 MILLION ARE HIGHEST FOR ANY QUARTER IN
                                COMPANY HISTORY.

Huntingdon Valley, PA, May 6, 2003 -- Toll Brothers, Inc., (NYSE:TOL), the nation's leading builder of luxury homes, today reported record preliminary results for the second quarter and six-month periods ending April 30, 2003. The Company will be announcing final results when it reports second quarter 2003 earnings on May 28, 2003.

o Record second quarter 2003 home building revenues of approximately $601 million rose 12% versus second quarter 2002 and record second quarter deliveries of 1,109 homes rose 2% versus 2002. Record six-month home building revenues of approximately $1.16 billion increased 13% versus 2002 and record six-month deliveries of 2,145 homes increased 4%.

o Record second quarter contracts of approximately $927 million, the highest for any quarter in the Company's history, grew by 3% versus second quarter 2002 and record six-month contracts of approximately $1.51 billion rose 9% versus 2002. The number of contracts signed in the second quarter, 1,667 homes, declined by 39 homes, or 2%, compared to second quarter 2002. However, the number of contracts signed for the six-month period of 2,733 homes rose 4% to a new six-month record.

o The Company's record second quarter-end backlog of approximately $2.2 billion increased 25% versus 2002 and the number of homes in backlog rose 20% to 3,937 homes. These totals were the highest for any quarter in the Company's history.

Robert I. Toll, chairman and chief executive officer, stated: "Demand for luxury homes remains strong. This quarter we produced record results despite a very difficult environment. War, a weak economy and extraordinarily bad weather all served to delay the start of the spring selling season. With consumer confidence starting to rise, the weather definitely improving and global tensions lessening, in recent weeks we have seen an increasing appetite for new homes among luxury buyers. Based on our record start and our $2.2 billion backlog, we remain on pace for another record year in 2003."

"As consumer confidence rebounds, our prospects for 2004 become even brighter. We ended the second quarter with 176 selling communities and remain on track to have 185 selling communities by fiscal year end. With this growth, a backlog that already includes some early 2004 deliveries, continued solid demand and the calmer geopolitical environment, we are looking to deliver more than $3 billion in home building revenues in 2004."

                                     *more*


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"We will soon be exiting one of our smallest markets - Nashville, Tennessee.
Since Nashville produced less than $13 million (or about 1/2%) of our revenues in 2002, we expect no significant financial impact from this move. We believe we can redeploy management resources to generate higher revenues and greater profits in other territories with greater growth potential for us."

"In our second quarter we repurchased more than 1 million shares of Toll Brothers stock. In late March, 2003 our Board of Directors increased our repurchase authorization to 10 million shares. Adjusting for repurchases since then, approximately 9.8 million shares remain authorized for repurchase."

Toll Brothers will be broadcasting live via the Investor Relations section of its web site, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, May 6, 2003, to discuss these results and our outlook for fiscal 2003 and beyond. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through May 25, 2003.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family and attached home communities and master-planned luxury multi-product residential golf course communities principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit www.tollbrothers.com.

        Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, the availability and cost of labor and materials, and weather conditions.


                                    *more*

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PERIOD ENDING APRIL 30*:

                                                                UNITS                        $ (MILL)
                                                       2nd Qtr.         2nd Qtr.       2nd Qtr.        2nd Qtr.
CLOSINGS                                                2003             2002           2003            2002
---------------------------                         ---------         ---------      ---------       --------
Northeast                                                164             213             96.0          107.4
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                             389             353            189.3          160.6
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                   79             104             42.8           45.7
Southeast  (FL, NC, TN)                                  182             159             76.6           61.7
Southwest  (AZ, TX, NV, CO)                              170             138             86.7           74.0
West Coast (CA)                                          125             119            110.0           89.7
                                                       -----           -----            -----          -----
         Total                                         1,109           1,086            601.4          539.1

CONTRACTS (1)
---------------------------
Northeast                                                316             259            176.1          152.2
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                             648             662            314.9          304.3
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                  126             124             66.6           63.7
Southeast  (FL, NC, TN)                                  159             272             83.7          114.7
Southwest  (AZ, TX, NV, CO)                              204             190            125.5           95.8
West Coast (CA)                                          214             199            160.1          171.6
                                                       -----           -----            -----          -----
         Total                                         1,667           1,706            926.9          902.3

BACKLOG (1)
---------------------------
Northeast                                                785             664            454.5          367.9
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                           1,449           1,133            709.9          528.2
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                  327             291            177.5          143.8
Southeast  (FL, NC, TN)                                  313             425            194.1          207.0
Southwest  (AZ, TX, NV, CO)                              618             401            336.5          205.7
West Coast (CA)                                          445             357            342.3          316.6
                                                       -----           -----            -----          -----
         Total                                         3,937           3,271          2,214.8        1,769.2
*Note: Results are preliminary (unaudited).


                                     *more*

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PERIOD ENDING APRIL 30*:

                                                               UNITS                         $ (MILL)
                                                       6 Months       6 Months        6 Months        6 Months
CLOSINGS                                                 2003           2002            2003            2002
----------------------------                           --------       --------        ---------      ---------
Northeast                                                332             436            195.2          223.0
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                             768             681            371.7          314.1
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                  166             216             86.3          100.7
Southeast  (FL, NC, TN)                                  345             290            150.0          114.3
Southwest  (AZ, TX, NV, CO)                              300             247            154.1          131.4
West Coast (CA)                                          234             195            202.0          138.3
                                                       -----           -----          -------        -------
         Total                                         2,145           2,065          1,159.3        1,021.8

CONTRACTS (1)
----------------------------
Northeast                                                 457            449            265.0          260.2
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                            1,083            981            534.3          450.1
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                   220            202            116.4          101.4
Southeast  (FL, NC, TN)                                   274            387            139.5          169.9
Southwest  (AZ, TX, NV, CO)                               382            306            222.0          149.4
West Coast (CA)                                           317            309            235.9          256.4
                                                       -----           -----          -------         -------
         Total                                          2,733          2,634          1,513.1         1,387.4

(1)Contracts for the three-month and six-month periods ended April 30, 2003 included $2.4 million (8 homes) and $5.5 million (18 homes), respectively, from an unconsolidated 50% owned joint venture. Contracts for the three-month and six-month periods ended April 30, 2002 included $2.8 million (8 homes) and $4.6 million (14 homes), respectively, from this joint venture. Backlog as of April 30, 2003 and 2002 included $7.7 million (25 homes) and $4.6 million (14 homes), respectively, from this joint venture.

                                       ###